                                                                    Exhibit 21.1

                          DEL GLOBAL TECHNOLOGIES CORP.

                             PRINCIPAL SUBSIDIARIES

                               AS OF JULY 28, 2007

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           Name                    Jurisdiction of Incorporation or Organization
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Del Medical Imaging Corp.                          Delaware
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Villa Sistemi Medicali S.p.A                       Italy
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RFI Corporation                                    Delaware
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